UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – June 27, 2014 (June 23, 2014)

EXTENDED STAY AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36190	46-3140312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

ESH HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36191	27-3559821
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2014, ESH Hospitality, Inc. (“ESH REIT”) and certain subsidiaries of ESH REIT entered into a new term credit facility with Goldman Sachs Bank USA, as agent and a lender (the “Agent”), and other lenders from time to time parties thereto (the “Term Facility”). The Term Facility refinanced ESH REIT’s subsidiaries’ existing mezzanine credit facilities with Key Bank and Midland Loan Services, as servicers, and the other lenders party thereto, which were entered into on November 30, 2012 (the “2012 Mezzanine Loans”).

The Term Facility consists of a $375 million term loan facility.

Accordion. Subject to certain conditions, the principal amount of the Term Facility may be increased from time to time up to an amount which would not cause the consolidated leverage ratio to exceed 5.25:1.00.

Maturity. The Term Facility matures on June 24, 2019.

Guarantees. Obligations of ESH REIT are guaranteed by certain material domestic subsidiaries of ESH REIT not otherwise prohibited from granting guarantees (the “Guarantors”).

Security. Obligations under the Term Facility are primarily secured, subject to certain exceptions, by a first-priority security interest in all assets of ESH REIT and Guarantors on a pari passu basis with obligations existing under that certain credit agreement, entered into by ESH REIT and JPMorgan Chase Bank, N.A., as agent, and the other lenders party thereto on November 18, 2013, as such credit agreement may be amended, restated or otherwise modified from time to time.

Interest Rates and Fees. Loans under the Term Facility will bear interest at a rate equal to:

•	LIBOR (subject to a floor of 0.75%) plus 4.25% or

•	base rate (determined by reference to the highest of (1) the prime lending rate, (2) the overnight federal funds rate plus 0.5% or (3) the one-month adjusted LIBOR rate (subject to a floor of 0.75%) plus 1.0%) plus 3.25%.

Voluntary Prepayment. ESH REIT will have the option to voluntarily repay outstanding loans at any time upon three business days’ prior written notice (for LIBOR loans) or same-day notice (for base rate loans). In addition to customary “breakage” costs with respect to LIBOR loans, (a) loans prepaid prior to the first anniversary of the closing date shall be subject to a make whole premium equal to the sum of the present value at such date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, of all interest that would accrue on the portion of the loans being prepaid from such date to and including the first anniversary of the closing date and an amount equal to 2.00% of the aggregate principal amount of the loans prepaid; (b) loans prepaid after the first anniversary of the closing date but on or prior to the date that is 18 months after the closing date may be repaid at 102.0% of the principal amount repaid; and (c) loans prepaid after the date that is 18 months after the closing date but on or prior to the second anniversary of the closing date may be repaid at 101.0% of the principal amount repaid, in each case in addition to accrued and unpaid interest.

Restrictive Covenants and Other Matters. The Term Facility contains restrictive covenants (in each case, subject to exclusions) that limit, among other things, the ability of ESH REIT and their restricted subsidiaries to:

•	create, incur, assume or suffer to exist, any liens,

•	create, incur, assume or permit to exist, directly or indirectly, and additional indebtedness,

•	consolidate, merge, amalgamate, liquidate, wind up or dissolve themselves,

•	convey, sell, lease, license, assign, transfer or otherwise dispose of their assets,

•	make certain restricted payments,

•	make certain investments,

•	amend or otherwise alter the terms of documents related to certain subordinated indebtedness, and

•	enter into transactions with affiliates.

The Term Facility contains certain customary representations and warranties, affirmative covenants and events of default, including, among other things, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, judgment defaults, actual or asserted failure of any guaranty or security document supporting the Term Facility ceases to be in force and effect and change of control. If such an event of default occurs, the Agent under the Term Facility is entitled to take various actions, including the acceleration of amounts due under the Term Facility and all other actions that a secured creditor is permitted to take following a default.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the consummation of the Term Facility, ESH REIT repaid the remaining $365 million of debt under the 2012 Mezzanine Loans and retired and terminated the 2012 Mezzanine Loans.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 above and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Credit Agreement, dated as of June 23, 2014, among ESH Hospitality, Inc., as borrower, the several lenders from time to time parties thereto, Goldman Sachs Bank USA, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc. and J.P. Morgan Securities LLC, as syndication agents and Goldman Sachs Bank USA, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.

Date: June 27, 2014	By:	/s/ Ross W. McCanless
	Name:	Ross W. McCanless
	Title:	Chief Legal Officer and General Counsel

ESH HOSPITALITY, INC.

Date: June 27, 2014	By:	/s/ Ross W. McCanless
	Name:	Ross W. McCanless
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Credit Agreement, dated as of June 23, 2014, among ESH Hospitality, Inc., as borrower, the several lenders from time to time parties thereto, Goldman Sachs Bank USA, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc. and J.P. Morgan Securities LLC, as syndication agents and Goldman Sachs Bank USA, as administrative agent.